UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2023

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2023, Replimune Group, Inc. (“Replimune”) announced the appointment of Emily Hill as its Chief Financial Officer. In connection with her appointment as Replimune’s Chief Financial Officer, Replimune and Ms. Hill entered into an employment agreement dated as of August 31, 2023 (the “Employment Agreement”), with an effective date of September 18, 2023 (the “Effective Date”). Beginning on the Effective Date, Ms. Hill will receive an initial annual base salary of $495,000 and will be eligible for an annual discretionary bonus based upon the attainment of certain individual and corporate performance goals established and approved by Replimune. The target amount of Ms. Hill’s annual discretionary bonus is 40% of her annualized base salary.

Pursuant to her Employment Agreement, Replimune granted to Ms. Hill a nonqualified stock option to purchase up to 125,000 shares of Replimune’s common stock, $0.001 par value per share (“Common Stock”), at an exercise price per share equal to $18.00, the closing price per share of Common Stock on the Nasdaq Global Select Market on the Effective Date. The option will vest and become exercisable over four years, with 25% vesting and becoming exercisable on the first anniversary of the Effective Date and the remainder vesting and becoming exercisable monthly for three years thereafter. In addition, Replimune granted to Ms. Hill restricted stock units representing a right to receive 83,330 shares of Common Stock, which restricted stock units will vest over a period of four years, with 25% vesting on August 15, 2024 and the remainder vesting in three annual installments thereafter. The Employment Agreement also provides for customary terms of benefits afforded to Ms. Hill, including the ability to participate in various group insurance plans, reimbursement for necessary and reasonable business expenses and paid time off. The foregoing options and restricted stock units were granted outside of Replimune’s 2018 Omnibus Incentive Compensation Plan but will have terms and conditions consistent with those set forth in that plan.

If Ms. Hill’s employment is terminated by Replimune without Cause or by Ms. Hill for Good Reason, and provided that Ms. Hill delivers an effective release of claims in favor of Replimune and all related parties (“Release”), Ms. Hill will be entitled to receive: (i) an amount equal to her annual base salary, with payment made in installments over a 12-month period following termination in accordance with Replimune’s normal payroll practices, and (ii) a reimbursement on a monthly basis following the termination date for the COBRA premiums that she pays for continued health coverage under Replimune’s health plan for herself and her dependents for the earlier of the (x) 12-month period following the termination date, (y) the date she becomes eligible for group health insurance through a subsequent employer, and (z) the date she ceases to be eligible for COBRA premiums (such amount, the “COBRA Reimbursements”). Additionally, in the event that Ms. Hill’s employment is terminated by Replimune without Cause or by Ms. Hill for Good Reason on or within one year following a Change of Control, provided that Ms. Hill delivers an effective Release, Ms. Hill will be entitled to receive (a) an amount equal to her annual base salary, plus her target annual discretionary bonus for the year of termination, with payment made in installments over the 12-month period following the termination date in accordance with Replimune’s normal payroll practices, and (b) the COBRA Reimbursements. Further, the Employment Agreement provides that, in the event that Ms. Hill becomes entitled to receive payments that constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the aggregate present value of such payments will be reduced only if such reduction will provide Ms. Hill with a greater net after-tax benefit than would no reduction.

Pursuant to the Employment Agreement, Ms. Hill is subject to customary non-competition and non-solicitation covenants during the term of her employment and for a period of one year thereafter. Ms. Hill is also subject to customary confidentiality restrictions.

The foregoing summary of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, which Replimune intends to file as an exhibit to its quarterly report on Form 10-Q for the quarter ended September 30, 2023. Capitalized terms used above without definition have the meanings given to such terms in the Employment Agreement.

Ms. Hill, age 43, has served as Chief Financial Officer at PTC Therapeutics, Inc. since June 2019, and previously held various positions of increasing responsibility at PTC Therapeutics, Inc. since 2013. Previously, Ms. Hill was Director of Investor Relations at Warner Chilcott, Senior Manager of Investor Relations at Genzyme Corporation, and Biotech Equity Research Associate at Summer Street Partners. Ms. Hill obtained her MBA with a concentration in Finance from Fordham University in 2011, her Master of Science in Pharmacology from Tufts University School of Biomedical Research in 2006, and her B.A. in Chinese and Biology from Hamilton College in 2002.

There are no family relationships between Ms. Hill and any director, executive officer or person nominated or chosen by Replimune to become a director or executive officer of Replimune within the meaning of Item 401(d) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”). Since the beginning of Replimune’s last fiscal year, Replimune has not engaged in any transaction in which Ms. Hill had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On September 19, 2023, Replimune issued a news release announcing its hiring of Ms. Hill as Replimune’s Chief Financial Officer. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of Replimune, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	News Release dated September 19, 2023

104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: September 19, 2023	By:	/s/ Philip Astley-Sparke
Philip Astley-Sparke
Chief Executive Officer